Prudential          The Prudential
-----------         Insurance Company
                    of America



Annuitant                                              Annuity Contract No.

----------------------------------------------------   -------------------------








                                     Endorsed by attachment

                                     The Prudential Insurance Company of America


                                     By /s/ ISABELLA L. KIRCHNER

                                                                      Secretary


                                     Date              Attest
                                         ------------        -------------------




                                      T-46



Printed in U.S.A.


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WVQ 5  83
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